(m)(2)(i)

AMENDED SCHEDULE A

with respect to

ING PARTNERS, INC.

DISTRIBUTION PLAN

SERVICE 2 CLASS SHARES

Portfolios
ING American Century Small-Mid Cap Value Portfolio
ING Baron Small Cap Growth Portfolio
ING Columbia Small Cap Value II Portfolio
ING Davis New York Venture Portfolio
ING Fidelity® VIP Contrafund® Portfolio
ING Fidelity® VIP Equity-Income Portfolio
ING Fidelity® VIP Mid Cap Portfolio
ING Global Bond Portfolio
ING Index Solution 2015 Portfolio
ING Index Solution 2020 Portfolio
ING Index Solution 2025 Portfolio
ING Index Solution 2030 Portfolio
ING Index Solution 2035 Portfolio
ING Index Solution 2040 Portfolio
ING Index Solution 2045 Portfolio
ING Index Solution 2050 Portfolio
ING Index Solution 2055 Portfolio
ING Index Solution Income Portfolio
ING Invesco Van Kampen Comstock Portfolio
ING Invesco Van Kampen Equity & Income Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Oppenheimer Global Portfolio
ING PIMCO Total Return Portfolio
ING Pioneer High Yield Portfolio
ING Solution 2015 Portfolio
ING Solution 2020 Portfolio
ING Solution 2025 Portfolio
ING Solution 2030 Portfolio
ING Solution 2035 Portfolio
ING Solution 2040 Portfolio
ING Solution 2045 Portfolio
ING Solution 2050 Portfolio
ING Solution 2055 Portfolio
ING Solution Aggressive Growth Portfolio
ING Solution Conservative Portfolio

ING Solution Growth Portfolio
ING Solution Income Portfolio
ING Solution Moderate Portfolio
ING T.Rowe Price Diversified Mid Cap Growth Portfolio
ING T.Rowe Price Growth Equity Portfolio
ING Templeton Foreign Equity Portfolio
ING Thornburg Value Portfolio
ING UBS U.S. Large Cap Equity Portfolio